Exhibit 10.3
                                  HEMASURE INC.

                                 PROMISSORY NOTE

                                                          September 15, 1998
$5,000,000                                                Boston, Massachusetts


     For value received, the undersigned hereby promises to pay to FLEET NATIONAL BANK (the "Bank"), or order, at the head office of the Bank at One Federal Street, Boston, Massachusetts 02110, up to the principal amount of FIVE MILLION DOLLARS ($5,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder on August 31, 2000 (the "Revolving Credit Termination Date") in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in that certain Revolving Credit and Security Agreement dated as of the date hereof, by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement").

     Upon the occurrence and during the continuance of an Event of Default (as defined in the Agreement), interest on the unpaid principal amount hereof and (to the extent permitted by law) on unpaid interest shall thereafter be payable on demand at a rate per annum equal to two percent (2%) above the interest rate otherwise in effect with respect to such Revolving Loans. Upon the cure of an Event of Default and the payment of interest at the default rate through the date of such cure, the interest rate shall revert to that provided for in the Agreement.

     If a payment of interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement if an Event of Default has occurred.

     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of the Agreement, but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

     As provided in the Agreement, this Note is secured by certain assets of the undersigned.

     In case an Event of Default shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and

777787.1

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with the effect provided in the Agreement.


     The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement, without penalty or premium.

     The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                    HEMASURE INC.


                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:

777787.1

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                          SCHEDULE I TO PROMISSORY NOTE



      DATE     AMOUNT OF     INTEREST      AMOUNT PAID       NOTATION
               REVOLVING       RATE                          MADE BY
                 LOAN






777787.1